[EX.-99.906CERT]

Exhibit (b)
SECTION 906 CERTIFICATIONS

In connection with this report on Form N-CSR for the Registrant as furnished to the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:   /s/ Wallace R. Weitz
         Wallace R. Weitz
         President
Date: November 10, 2014

By:  /s/ Kenneth R. Stoll
         Kenneth R. Stoll
         Chief Financial Officer
Date: November 10, 2014